UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2014

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On September 3, 2014, Ellington Financial LLC (the “Company”) and Ellington Financial Management LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 8,000,000 common shares representing limited liability company interests of the Company, no par value (“Common Shares”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 1,200,000 additional Common Shares. Subject to customary closing conditions, the closing of the offering of 8,000,000 Common Shares is expected to occur on September 8, 2014, and will result in total net proceeds to the Company of approximately $188.2 million after deduction of underwriting discounts and commissions and estimated offering expenses.
The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business the Underwriters or their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
The offering of Common Shares is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195411) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 2, 2014.
The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
Copies of the opinions of Hunton & Williams LLP with respect to the legality of the issuance and sale of Common Shares in the offering and tax matters are filed herewith as Exhibits 5.1 and 8.1, repectively, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) and Item 601(b)(8) of Regulation S-K under the Securities Act.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of September 3, 2014, by and among Ellington Financial LLC, Ellington Financial Management LLC, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Hunton & Williams LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date: September 5, 2014	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of September 3, 2014, by and among Ellington Financial LLC, Ellington Financial Management LLC, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Hunton & Williams LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).